UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2021

Sauer Energy, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	00053598	26-3261559
(State or other jurisdiction of	(Commission File Number)	(IRS employer
incorporation or organization)		identification no.)

780 Reservoir Avenue, #123 Cranston, RI 02910	02910
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code: 774-250-2456

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SENY	None traded on any recognized exchange, but traded via OTC: Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.01 Changes in Control of Registrant.

On January 28, 2021, as a result of an Application for Custodianship granted by the Eighth Judicial District Court, Clark County Nevada, Case Number: A-20-826848-P, Jeffrey DeNunzio was appointed Custodian of Sauer Energy, Inc. (the “Company”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the attached court order, Jeffrey DeNunzio was appointed interim Director, which, amongst other things, provides him with the ability to exercise all of the powers of the Corporation through or in place of its board of directors or officers. A copy of the court order is attached herein as exhibit 99.1.

Mr. Jeffrey DeNunzio, age 30 is President of V Financial Group since 2014. V Financial Group, Inc. is engaged in the business of the preparation and filing of registration and offering statements and has assisted numerous companies in becoming reporting entities with the Commission. In addition, V Financial Group provides Edgarization services.

Item 8.01. Other Events.

The Registrant’s current contact information is listed below:

Mailing Address: 780 Reservoir Avenue, #123 Cranston, RI 02910

Phone number: 774-250-2456

Email: jeff@vfinancialgroup.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Entry of Order in the State of Nevada, dated January 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sauer Energy, Inc.

By: /s/ Jeffrey DeNunzio

Name: Jeffrey DeNunzio

Interim Director

Dated: March 17, 2021